                                                                            Attachment to Form 4

Designated Filer: Norman Godinho

Item 1:           The Godinho Family Revocable Living Trust DTD 4/21/95
                  12250 Menalto Drive
                  Los Altos Hills, CA 94022

Item 2:           Same
Item 3:           Same
Item 5:           10% owner
Item 6:           Same

Table I -- Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------
1. Title of Security                                      2. Trans-    2A.         3. Trans-   4. Securities Acquired (A)   5. Amount of         6. Ownership  7. Nature of
   (Instr. 3)                                                action    Deemed         action      or Disposed of (D)           Securities           Form:         Indirect
                                                             Date      Execution      Code        (Instr. 3, 4 and 5)          Beneficially         Direct        Bene-
                                                                       Date,          (Instr.                                  Owned                (D) or        ficial
                                                                       if any          8)                                      Following            Indirect      Owner-
                                                             (Month/   (Month/     ----------  ---------------------------     Reported             (I)           ship
                                                             Day/      Day/                               (A)                  Transaction(s)
                                                             Year)     Year)                              or
                                                                                   Code   V      Amount   (D)     Price        (Instr. 3 and 4)     (Instr. 4)    (Instr. 4)
-------------------------------------------------------   ----------   ---------   ----  ----  ---------  ---   ----------  -------------------   ------------  -------------
Common Stock                                               07/06/04                 X            10,000    A      $2.00           293,808               D
Common Stock                                               07/14/04                 C          2,586,729   A        $0          2,880,537(1)            D
--------------------------------------------------------------------------------------------------------------------------  -------------------------------------------------

Table II - Derivative Securities Acquired, Disposed of, or Beneficially Owned
(e.g., puts, calls, warrants, options, convertible securities)
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
1.  Title of Derivative  2.Conver-   3.Trans-   3A.        4.        5. Number of         6. Date Exerc-     7. Title and Amount   8. Price   9. Number      10. Owner-    11.
    Security               sion or     action   Deemed     Trans-       Derivative           isable and         of Underlying         of         of              ship      Nature
    (Instr. 3)             Exercise    Date     Execution  action       Securities           Expiration         Securities            Deriv-     Deriv-          Form of   of
                           Price of             Date, if   Code         Acquired (A)         Date               (Instr. 3 and 4)      ative      ative           Deriv-    Indirect
                           Deriv-               any        (Instr.      or Dis-posed         (Month/Day/                              Secur-     Secur-          ative     Benefi-
                           ative     (Month/    (Month/    8)           of (D)(Instr.        Year)                                    ity        ities           Security  cial
                           Security  Day/        Day/                    3, 4 and 5)                                                  (Instr.    Benefi-         Direct    Owner-
                                     Year)      Year)                                                                                 5)         cially          (D) or    ship
                                                                                                                                                 Owned           Indirect  (Instr.
                                                                                                                                                 Following       (I)        4)
                                                                                                                                                 Reported        (Instr.
                                                           --------  -------------------  -----------------  -------------------                 Trans-          4)
                                                                                          Date     Expir-             Amount or                  action(s)
                                                                                          Exer-    ation     Title    Number of                  (Instr. 4)
                                                           Code  V     (A)        (D)     cisable  Date               Shares
-----------------------  ----------  --------   ---------  ----  --  --------  ---------  -------  --------  ------  -----------   ---------  -------------  -----------   -------
Warrant to Purchase        $2.00     03/18/04               P         10,000                (2)     7/14/04  Common       10,000       0         10,000          D
Common Stock                                                                                                 Stock
Warrant to Purchase        $2.00     07/06/04               X                     10,000    (2)     7/14/04  Common       10,000       0           0             D
Common Stock                                                                                                 Stock
Series A Preferred         0 (3)     07/14/04               C                  2,938,547    (4)    07/14/04  Common      734,636       0           0             D
Stock                                                                                                (5)     Stock
Series B Preferred         0 (3)     07/14/04               C                  6,732,275    (4)    07/14/04  Common    1,683,068       0           0             D
Stock                                                                                                (5)     Stock
Series D Preferred         0 (3)     07/14/04               C                    676,100    (4)    07/14/04  Common      169,025       0           0             D
Stock                                                                                                (5)     Stock
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Explanation of Responses:

(1)  These shares of common stock were acquired upon the automatic conversion of all shares of each series of preferred stock of the issuer immediately prior to the closing of the issuer's initial public offering.

(2)  These securities were immediately exercisable.

(3)  These shares of preferred stock were  convertible  into shares of common stock of the issuer at a ratio of one share of common stock for every four shares of preferred stock.

(4)  These shares of preferred stock were immediately convertible.

(5)  These shares of preferred stock automatically converted into shares of common stock immediately prior to the closing of the issuer's initial public offering.

Signature:  The Godinho Family Revocable Living Trust DTD 4/21/95

            /s/ Norman Godinho
            -----------------------------------
            Norman Godinho, Trustee